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                                                                       EXHIBIT 5




                                  May 27, 1997


GTECH Holdings Corporation
55 Technology Way
West Greenwich, RI 02817

                     RE:      GTECH HOLDINGS CORPORATION
                              SECURITIES AND EXCHANGE COMMISSION
                              REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to GTECH Holdings Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 187,500 additional shares of Common Stock of the Company, par value $0.01 per share (the "Shares"), authorized for issuance pursuant to its 1992 Outside Directors' Director Stock Unit Plan (the "1992 Plan"), or upon the exercise of options granted or to be granted under the Company's 1996 Non-Employee Directors' Stock Option Plan (the "1996 Plan," and, together with the 1992 Plan, the "Plans").

         In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-laws, as amended, resolutions of its Board of Directors, the Plans, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

         Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company (i) pursuant to the 1992 Plan or (ii) upon the exercise of stock options properly granted under the 1996 Plan has been duly authorized by the necessary corporate action of the Board of Directors of the Company and such Shares, upon issuance in accordance with the terms of the 1992 Plan or upon exercise of such options and payment therefor in accordance with the terms of the 1996 Plan, will be validly issued, fully paid and nonassessable by the Company.

         The opinions expressed herein are limited to the federal laws of the United States and the Delaware General Corporation Law.

         We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                       /s/ DRINKER BIDDLE & REATH LLP
                                       ------------------------------
                                           Drinker Biddle & Reath LLP